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                                                           EXHIBIT 1 TO FORM 8-K





January 24, 1997



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read item 4 of Form 8-K dated January 22, 1997, of Camera Platforms International, Inc. and are in agreement with the statements contained in the
second and third paragraphs on page 2 therein.   We have no basis to agree or
disagree with other statements of the registrant contained therein.


                                           /s/ ERNST & YOUNG LLP
                                           Ernst & Young LLP